UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2011

OMNICOM GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-10551	13-1514814
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

437 Madison Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Restricted Stock Units Granted to Executive Officers, Vesting Based on Financial Performance.

On April 8, 2011, performance restricted stock units (PRSUs) were granted to John Wren, President and Chief Executive Officer of Omnicom Group Inc. (“Omnicom,” “us” or “our”), and other executives described below. The ultimate number of PRSUs received by the executives will depend upon Omnicom’s return on equity over the coming three years, as compared to the return on equity of Omnicom’s five principal competitors. Between 50% and 100% of the PRSUs will ultimately be received by the executives, depending on Omnicom’s rank as compared to such competitors.

Each PRSU represents the right to receive one share of our common stock upon vesting. The PRSUs are eligible to vest in five annual installments beginning on the one-year anniversary of the date of grant, subject to continued employment with us or our subsidiaries on the applicable date.

The PRSUs were awarded as part of the variable year-end incentive award for performance in 2010 paid to Mr. Wren, our principal financial officer and other named executive officers. The maximum number of PRSUs that each executive is eligible to receive under this award is equal to the dollar value of the equity portion of the 2010 incentive award divided by the closing price of our common stock on the date of grant (the “Maximum PRSU Award”). The maximum amount of each executive’s award is as follows:

Name	Position	Maximum PRSU Award
John D. Wren	President and Chief Executive	61,388
Officer of Omnicom
Randall J. Weisenburger	Executive Vice President and	49,110
Chief Financial Officer of
Omnicom
Philip Angelastro	Senior Vice President, Finance	8,185
and Controller of Omnicom
Thomas Carroll	President and Chief Executive	53,203
Officer of TBWA Worldwide
Dennis E. Hewitt	Treasurer of Omnicom	4,093
Michael J. O’Brien	Senior Vice President, General	5,116
Counsel and Secretary of
Omnicom
Andrew Robertson	President and Chief Executive	53,203
Officer of BBDO Worldwide

Three years following the award, our average return on equity over calendar years 2011, 2012 and 2013 will be compared to the average return on equity for each of Omnicom’s five principal competitors for the same three-year period. Based on our rank relative to the peer group, the total number of PRSUs awarded will be adjusted by applying the Multiplier below to the Maximum PRSU Award:

Omnicom Rank	Multiplier
1-2	1.00
3	0.90
4	0.70
5	0.60
6	0.50

After each of the first two years, the minimum number of PRSUs to which the named executive officer is entitled with respect to the applicable annual installment will be distributed on the anniversary of the award date (which will be 50% of such annual installment). After the three-year measurement period ends and Omnicom’s rank amongst its competitors is determined, any additional PRSUs earned with respect to the first three installments will then be distributed. The remaining number of PRSUs will continue to vest in years four and five such that the total number of PRSUs distributed at the end of five years equals the Maximum PRSU Award times the Multiplier.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: April 12, 2010
	By:	/s/ Michael J. O’Brien

	Name:	Michael J. O’Brien
	Title:	Senior Vice President And General Counsel